UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2015

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Term Loan Facility (as such term is defined below) in Item 2.03 is incorporated into this item by reference.

SECTION 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 17, 2015, Southwestern Energy Company (the “Company”) entered into a $750,000,000 unsecured three-year Term Loan Credit Agreement with various lenders, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Bookrunner (the “Term Loan Facility”). The Term Loan Facility is prepayable at any time and requires prepayment under certain circumstances from the net cash proceeds of any issuance of debt or equity securities and sales of assets, with certain exceptions.

The Term Loan Facility includes covenants that restrict the ability of the Company and its restricted subsidiaries, as that term is defined in Term Loan Facility, to incur liens or certain indebtedness or to invest in subsidiaries not restricted by the covenants in the agreement. The Term Loan Facility also contains a financial covenant that requires the Company to maintain a debt to capitalization ratio, as defined in the Term Loan Facility, that does not exceed 0.60 to 1.0 and restricts the ability of the Company to merge, consolidate or sell all or substantially all of its assets. The Term Loan Facility also includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration with respect to indebtedness in an aggregate principal amount of $100 million or more; bankruptcy; judgments involving liability of $100 million or more that are not paid; and ERISA events. Many terms of the Term Loan Facility are subject to customary notice and cure periods.

The Company borrowed the full amount under the Term Loan Facility on November 17, 2015.

The above description of the material terms and conditions of the Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 8 – Other Events

Item 8.01. Other Events

Contemporaneously with the filing of this Current Report on Form 8-K, the Company has filed an automatic shelf Registration Statement on Form S-3 (the “New Registration Statement”). The New Registration Statement replaced the Company’s former automatic shelf Registration Statement on Form S-3 dated November 9, 2012 (the “Prior Registration Statement”), the effectiveness of which expired on November 13, 2015, the third anniversary of its effective date, in accordance with Rule 415(a)(5) of the Securities Act of 1933, as amended.

The Company filed the New Registration Statement due to the expiration of its Prior Registration Statement and not in anticipation of any specific securities offerings to the public. The information contained in this Current Report on Form 8-K is not an offer to sell or a solicitation to buy any securities of the Company.

SECTION 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated November 17, 2015, among Southwestern Energy Company, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Bookrunner, and the lenders from time to time party thereto

99.1	Press Release issued by Southwestern Energy Company on November 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: November 17, 2015	By:	/s/ R. Craig Owen
		Name:	R. Craig Owen
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated November 17, 2015, among Southwestern Energy Company, Bank of America, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Bookrunner, and the lenders from time to time party thereto

99.1	Press Release issued by Southwestern Energy Company on November 17, 2015